EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I hereby consent to the use in the foregoing Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-214341) of my report dated April 15, 2016 relating to the balance sheets of Fision Corporation as of December 31, 2015, and 2014, and the related statements of operations, changes in stockholders’ equity, and cash flows for the two-year period ended December 31, 2015. I also consent to the reference to my Firm under the caption “Experts” in the Registration Statement.

Patrick D. Heyn, CPA, P. A.

West Palm Beach, Florida

December 28, 2016

120 S Olive Avenue, Suite 500, West Palm Beach, FL 33401, Phone 561-429-6377